Exhibit 10.1

EXECUTION VERSION

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”) is made and entered into as of December 21, 2016, by and among Otic Pharma, Ltd., a private limited company organized under the laws of the State of Israel (“Otic Pharma”), Tokai Pharmaceuticals, Inc., a Delaware corporation (“Public Company”), and the undersigned stockholders (each a “Stockholder” and collectively, the “Stockholders”) of Public Company.

RECITALS

A. Concurrently with the execution and delivery hereof, Public Company, Otic Pharma, the shareholders of Otic Pharma (the “Shareholders”), and Shareholder Representative Services, on behalf of the Shareholders, have entered into a share purchase agreement (as such agreement may be amended or supplemented from time to time pursuant to the terms thereof, the “Share Purchase Agreement”), pursuant to which the Shareholders will sell to Public Company all of the shares of Otic Pharma Share Capital owned by such Shareholder (the “Transaction”).

B. Each Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such number of shares of Public Company Common Stock as indicated in Appendix A to this Agreement.

C. As an inducement to the willingness of Otic Pharma and the Shareholders to enter into the Share Purchase Agreement, Otic Pharma and the Shareholders have required that the Stockholders enter into this Agreement.

NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

1. Certain Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Share Purchase Agreement. For all purposes of this Agreement, the following terms shall have the following respective meanings:

“Constructive Sale” means, with respect to any security, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership of such security.

“Shares” means, with respect to a Stockholder, (i) all shares of Public Company Common Stock owned, beneficially or of record, by such Stockholder as of the date hereof, and (ii) all additional shares of Public Company Common Stock acquired by such Stockholder, beneficially or of record, during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as defined below).

“Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation or suffrage of a lien, security interest or encumbrance in or upon, or the gift, grant or placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession, by domestic relations order or other court order, or otherwise by operation of law) or any right, title or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

2. Transfer and Voting Restrictions. Each Stockholder, severally and not jointly, covenants to Otic Pharma as follows:

(a) During the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date, such Stockholder shall not Transfer any of such Stockholder’s Shares, or publicly announce its intention to Transfer any of its Shares.

(b) Except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, such Stockholder will not commit any act that would restrict such Stockholder’s legal power, authority and right to vote all of the Shares held by such Stockholder or otherwise prevent or disable such Stockholder from performing any of his, her or its obligations under this Agreement. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, such Stockholder shall not enter into any voting agreement with any person or entity with respect to any of such Stockholder’s Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of such Stockholder’s Shares, deposit any of such Stockholder’s Shares in a voting trust or otherwise enter into any agreement or arrangement with any person or entity limiting or affecting such Stockholder’s legal power, authority or right to vote such Stockholder’s Shares in favor of the approval of the Transaction.

(c) Notwithstanding anything else herein to the contrary, each Stockholder may, at any time, Transfer its Shares (i) pursuant to a restricted stock unit agreement between such stockholder and Public Company in effect as of the date hereof which was entered into pursuant to Public Company’s 2014 Stock Incentive Plan, (ii) by will or other testamentary document or by intestacy, (iii) to any investment fund or other entity controlled or managed by such Stockholder, (iv) to any member of such Stockholder’s immediate family or (v) to any trust for the direct or indirect benefit of such Stockholder or the immediate family of such Stockholder or otherwise for estate planning purposes; provided, that in the case of any Transfer pursuant to the foregoing clauses (ii), (iii), (iv) or (v), the applicable transferee shall have executed and delivered a support agreement substantially identical to this Agreement.

3. Agreement to Vote Shares. Each Stockholder, severally and not jointly, covenants to Otic Pharma as follows:

(a) Until the Expiration Date, at any meeting of the stockholders of Public Company, however called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Public Company, such Stockholder shall be present (in person or by proxy) and vote, or exercise its right to consent with respect to, all Shares held by such Stockholder (A) in favor of the Public Company Voting Proposal, and (B) against any Acquisition Proposal.

(b) If the Stockholder is the beneficial owner, but not the record holder, of Shares, such Stockholder agrees to take all actions necessary to cause the record holder and any nominees to be present (in person or by proxy) and vote all such Stockholder’s Shares in accordance with this Section 3.

4. Action in Stockholder Capacity Only. Each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as a record holder and beneficial owner, as applicable, of its Shares and not in such Stockholder’s capacity as a director or officer of Public Company. Nothing herein shall limit or affect any Stockholder’s ability to act as an officer or director of Public Company.

5. Irrevocable Proxy. Each Stockholder hereby revokes (or agrees to cause to be revoked) any proxies that such Stockholder has heretofore granted with respect to its Shares. In the event and to the extent that any Stockholder fails to vote its Shares in accordance with Section 3 at any applicable meeting of the stockholders of Public Company or pursuant to any applicable written consent of the stockholders of Public Company, such Stockholder shall be deemed to have irrevocably granted to, and appointed, Otic Pharma, and any individual designated in writing by it, and each of them individually, as his, her or its proxy and attorney-in-fact (with full power of substitution), for and in its name, place and stead, to vote his, her or its Shares in any action by written consent of Public Company stockholders or at any meeting of the Public Company stockholders called with respect to any of the matters specified in, and in accordance and consistent with, Section 3 of this Agreement. Otic Pharma agrees not to exercise the proxy granted herein for any purpose other than the purposes described in this Agreement. Except as otherwise provided for herein, such Stockholder hereby affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked and that such irrevocable proxy is executed and intended to be irrevocable. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

6. No Solicitation. Subject to Section 4, each Stockholder agrees, severally and not jointly, not to, directly or indirectly, including through any of its officers, directors or agents, (a) solicit, seek or initiate or knowingly take any action to facilitate or encourage, any offers, inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal or (b) enter into, continue or otherwise participate or engage in any discussions or negotiations regarding, or furnish to any person any non-public information or afford any person, other than Public Company or Otic Pharma, as applicable, access to such party’s property, books or records (except pursuant to a request by a Governmental Entity) in connection with, any Acquisition Proposal; provided, however, that nothing in this Section 6 shall prevent Stockholder from referring a person to this Section 6 or to the Share Purchase Agreement.

7. Representations and Warranties of the Stockholders. Each Stockholder, severally and not jointly, hereby represents and warrants to Otic Pharma as follows:

(a) (i) The Stockholder is the beneficial or record owner of the shares of Public Company Common Stock indicated in Appendix A to this Agreement (each of which shall be deemed to be “held” by Stockholder for purposes of Section 3 unless otherwise expressly stated with respect to any shares in Appendix A), free and clear of any and all Liens; and (ii) the Stockholder does not beneficially own any securities of Public Company other than the shares of Public Company Common Stock and rights to purchase shares of Public Company Common Stock set forth in Appendix A to this Agreement.

(b) Except as otherwise provided in this Agreement, the Stockholder has full power and authority to (i) make, enter into and carry out the terms of this Agreement and (ii) vote all of its Shares in the manner set forth in this Agreement without the consent or approval of, or any other action on the part of, any other person or entity (including any Governmental Entity). Without limiting the generality of the foregoing, the Stockholder has not entered into any voting agreement (other than this Agreement) with any person with respect to any of such Stockholder’s Shares, granted any person any proxy (revocable or irrevocable) or power of attorney with respect to any of such Stockholder’s Shares, deposited any of such Stockholder’s Shares in a voting trust or entered into any arrangement or agreement with any person limiting or affecting such Stockholder’s legal power, authority or right to vote such Stockholder’s Shares on any matter.

(c) This Agreement has been duly and validly executed and delivered by such Stockholder and (assuming the due authorization, execution and delivery by the other parties hereto) constitutes a valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception. The execution and delivery of this Agreement by such Stockholder and the performance by such Stockholder of the agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any Contract to or by which Stockholder is a party or bound, or any applicable law to which such Stockholder (or any of such Stockholder’s assets) is subject or bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not reasonably be expected to materially impair or adversely affect such Stockholder’s ability to perform its obligations under this Agreement.

(d) The Stockholder has had the opportunity to review the Share Purchase Agreement and this Agreement with such Stockholder’s legal counsel. The Stockholder understands and acknowledges that Otic Pharma and the Shareholders are entering into the Share Purchase Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

(e) With respect to the Stockholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of such Stockholder, threatened against, such Stockholder or any of such Stockholder’s properties or assets (including the Shares) that would reasonably be expected to prevent or materially delay or impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

8. Termination. This Agreement shall terminate and shall cease to be of any further force or effect as of the earlier of (a) such date and time as the Share Purchase Agreement shall have been terminated pursuant to the terms thereof, or (b) the date on which the Public Company Voting Proposal shall have been approved by the requisite holders of Public Company Common Stock (the “Expiration Date”); provided, however, that (i) Section 9 shall survive the termination of this Agreement and (ii) the termination of this Agreement shall not relieve any party hereto from any liability for any material and willful breach of this Agreement prior to the Expiration Date.

9. Miscellaneous Provisions.

(a) Amendments. No amendment of this Agreement shall be effective against any party unless it shall be in writing and signed by each of the parties hereto.

(b) Entire Agreement. This Agreement constitutes the entire agreement between the parties to this Agreement and supersedes all other prior agreements, arrangements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(c) Governing Law. All matters arising out of or relating to this Agreement and the transactions contemplated hereby (including its interpretation, construction, performance and enforcement) shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

(d) Jurisdiction. Each of the parties to this Agreement (i) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined in any such court, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9(j). Nothing in this Section 9(d), however, shall affect the right of any party to serve legal process in any other manner permitted by law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY TO THIS AGREEMENT IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

(f) Assignment. Except as otherwise provided in Section 2(c) hereof, no party may assign any of its rights or delegate any of its performance obligations under this Agreement, in whole or in part, by operation of law or otherwise, without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment of rights or delegation of performance obligations in violation of this Section 9(f) is void.

(g) No Third Party Rights. This Agreement is not intended to, and shall not, confer upon any other person any rights or remedies hereunder other than the parties hereto to the extent expressly set forth herein.

(h) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

(i) Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

(j) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) three Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable overnight courier service, in each case to the intended recipient as follows: (A) if to Otic Pharma or Public Company, to the address, electronic mail address or facsimile provided in the Share Purchase Agreement, including to the persons designated therein to receive copies; and/or (B) if to any Stockholder, to such Stockholder’s address, electronic mail address or facsimile shown below Stockholder’s signature to this Agreement.

(k) Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile, by an electronic scan delivered by electronic mail or any electronic signature), each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile, by an electronic scan delivered by electronic mail or by delivery of any electronic signature.

(l) Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

OTIC PHARMA:
Otic Pharma, Ltd.

/s/ Gregory J. Flesher
By: Gregory J. Flesher
Title: Chief Executive Officer

PUBLIC COMPANY:
Tokai Pharmaceuticals, Inc.

/s/ Jodie P. Morrison
By: Jodie P. Morrison
Title: Chief Executive Officer

Apple Tree Partners II, L.P., in its capacity as a Stockholder:

/s/ Seth L. Harrison
By: Seth L. Harrison
Title: General Partner

Address:
47 Hulfish St. Suite 441
Princeton, NJ 08542
___________________________

Apple Tree Partners II – Annex, L.P., in its capacity as a Stockholder:

/s/ Seth L. Harrison
By: Seth L. Harrison
Title: General Partner

Address:
47 Hulfish St. Suite 441
Princeton, NJ 08542
___________________________

[Signature Page to Support Agreement]

Apple Tree Partners IV, L.P., in its capacity as a Stockholder:

/s/ Seth L. Harrison
By: Seth L. Harrison
Title: Director of ATP III GP, Ltd, the General Partner of ATP IV

Address:
230 Park Ave., Suite 2800
New York, NY 10169
___________________________

Jodie P. Morrison, in her capacity as a Stockholder:

/s/ Jodie P. Morrison

Address:
255 State Street
Boston, MA 02109
___________________________

Seth L. Harrison, M.D., in his capacity as a Stockholder:

/s/ Seth L. Harrison, M.D.

Address:
230 Park Ave., Suite 2800
New York, NY 10169
___________________________

Stephen Buckley, Jr., in his capacity as a Stockholder:

/s/ Stephen Buckley, Jr.

Address:
60 Millbrooke Road
Medfield, MA 02052
___________________________

[Signature Page to Support Agreement]

Cheryl L. Cohen, in her capacity as a Stockholder:

/s/ Cheryl L. Cohen

Address:
7930 Deerview Court
Burr Ridge, IL 60527
___________________________

David A. Kessler, M.D., in his capacity as a Stockholder:

/s/ David A. Kessler, M.D.

Address:
2715 Steiner St.
San Francisco, CA 94123
___________________________

Joseph A. Yanchik, III, in his capacity as a Stockholder:

/s/ Joseph A. Yanchik, III

Address:
36 Huckleberry Hill Rd
Lincoln, MA 01773
___________________________

[Signature Page to Support Agreement]

Appendix A

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned[1]
Apple Tree Partners II, L.P.	4,218,641	18.6%
Apple Tree Partners II – Annex, L.P.	3,568,438	15.8%
Apple Tree Partners IV, L.P.	125,000	*
Jodie P. Morrison	675,629	2.9%
Seth L. Harrison, M.D.	8,124,773	35.9%
Stephen Buckley, Jr.	21,416	*
Cheryl L. Cohen	8,333	*
David A. Kessler, M.D.	26,697	*
Joseph A. Yanchik, III	47,204	*

*	Denotes beneficial ownership of less than one percent of Public Company Common Stock.

[1]	Based on a total of 22,634,825 shares of Public Company Common Stock outstanding as of March 31, 2016.